                                                                    EXHIBIT 23.2





                        INDEPENDENT ACCOUNTANTS' CONSENT



The Stockholders and Board of Directors
Heartland Financial USA, Inc.
Dubuque, Iowa


We consent to the inclusion in the Registration Statement on Form S-4 of Heartland Finanical USA, Inc. of our report, dated February 20, 2003, relating to the consolidated financial statements of Rocky Mountain Bancorporation, Inc. and subsidiary as of December 31, 2002, and to the reference to our firm under the heading of "Experts" in the proxy statement-prospectus forming a part of the Registration Statement.



/s/ Fortner, Bayens, Levkulich & Co., P.C.



Denver, Colorado
March 25, 2004